Exhibit 99

Joint Filer Information

Name:         DMJ Acquisitions, LLC
Address:      6404 International Parkway, Suite 1350
              Plano, Texas 75093
Relationship: >10% Direct Beneficial Owner of 291,500 Common Stock shares in
              Issuer


Name:         Prosper Services Group, LLC
Address:      6404 International Parkway, Suite 1350
              Plano, Texas 75093
Relationship: >10% Indirect Beneficial Owner of 291,500 Common Stock shares in
              Issuer.
Nature of Indirect Ownership: Holds 100% of the equity interests in DMJ
                              Acquisitions, LLC.


Name:         Mendy Bristol
Address:      6404 International Parkway, Suite 1350
              Plano, Texas 75093
Relationship: >10% Indirect Beneficial Owner of 291,500 Common Stock shares in
              Issuer.
Nature of Indirect Ownership: Holds 50% of the equity interests in Prosper
                              Services Group, LLC.